Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-105781) pertaining to the MasTec, Inc. Amended and Restated 2003 Stock Incentive Plan for Non-Employees of our report dated March 10, 2003, with respect to the consolidated financial statements of MasTec, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida
January 14, 2004